Exhibit 99.1

CONTACT:

Brian Luque

(617) 863-5535

Investor Relations

bluque@invivotherapeutics.com

InVivo Therapeutics Announces Reverse Stock Split in Preparation for Planned Uplisting to NASDAQ

CAMBRIDGE, Mass. (March 24, 2015) — InVivo Therapeutics Holdings Corp. (NVIV) today announced that its Board of Directors has approved a 1-for-4 reverse stock split of its issued and outstanding common stock in preparation for its planned uplisting to the NASDAQ Capital Market. The company anticipates the reverse stock split to become effective and its common stock to begin trading on a post-split basis at the open of trading on April 8, 2015, contingent upon approval from the Financial Industry Regulatory Authority (FINRA).

“The execution of this reverse split represents an important step in achieving an essential corporate objective — uplisting to a national securities exchange,” said Mark Perrin, Chief Executive Officer and Chairman of the Board. “Becoming NASDAQ-listed allows companies to attract a broader range of institutional investors and to increase share liquidity. I, together with the rest of the Board, am pleased to be moving forward towards such an important goal in our corporate evolution. This important step in changing our capitalization is yet another key element in our transformation.”

At the effective time of the reverse stock split, every four shares of issued and outstanding common stock will be converted into one newly issued share of common stock. Any fractional shares resulting from the reverse stock split will be rounded up the nearest whole share. A new CUSIP will be assigned to the company’s common stock after the reverse stock split becomes effective.

The reverse stock split is intended to fulfill InVivo’s requirements for listing to the NASDAQ Capital Market since the requirements include that a company’s common stock must maintain a minimum closing price of $3.00 for at least five trading days. There can be no assurance that NASDAQ will approve the company’s application for listing after the reverse stock split is completed.

Additional discussion of Reverse Splits can be found at “CEO’s Perspective” on the InVivo Therapeutics website: http://www.invivotherapeutics.com/about-invivo/ceo-perspective/.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, ScD, Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, MD, who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. In 2011 the company earned the David S. Apple Award from the American Spinal Injury Association for its outstanding contribution to spinal cord injury medicine. The publicly-traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws.  These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,”  “will,” “may,” “should,” “expect” and similar expressions, and include statements regarding the proposed uplisting of the company’s common stock to the NASDAQ Capital Market, the company’s ability to meet the requirements necessary to obtain a listing of its common stock on a national securities exchange and the anticipated benefits to be derived from listing on a national securities exchange. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to anticipated clearance from FINRA of the reverse stock split; anticipated clearance from NASDAQ of the proposed uplisting of the Company’s common stock; the Company’s ability to successfully open additional clinical sites for enrollment and to enroll additional patients; the timing of the Institutional Review Board process; the Company’s ability to obtain FDA approval to commercialize its products; the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and other risks associated with the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and its other filings with the SEC, including the Company’s Form 10-Qs and current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

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